UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2025
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2025, the Board of Directors (the "Board") of Synaptics Incorporated (the “Company”) appointed Rahul Patel as President and Chief Executive Officer of the Company, and as a member of the Board, effective no later than June 2, 2025 (the "Effective Date"). A copy of the press release issued by the Company to announce Mr. Patel's appointment is attached to this report as Exhibit 99.1. Mr. Patel succeeds the Company's Chief Financial Officer, Ken Rizvi, who has served as the Company’s Interim Chief Executive Officer since February 2025. Following the Effective Date, Mr. Rizvi will continue to serve as the Company’s Chief Financial Officer.

Prior to joining the Company, Mr. Patel, 55, held senior leadership positions at Qualcomm Technologies Inc., a subsidiary of Qualcomm Incorporated, since May of 2015. He most recently served as Group General Manager, Connectivity, Broadband & Networking Group from December 2023 to May 2025, and previously as Senior Vice President and General Manager, Connectivity, Broadband & Networking Group from May 2015 through December 2023. Prior to Qualcomm, Mr. Patel held various leadership positions at Broadcom Corporation Inc. from 2002 through May 2015, serving in his last role as Senior Vice President and General Manager, Wireless Connectivity Group. Prior to Broadcom, Mr. Patel served in various engineering and business leadership roles at HIFN, Inc., Samsung Semiconductor, Tritech Microelectronics, and EPSON/S-MOS Systems. Additionally, since 2019, Mr. Patel has served as a member of the board of directors, and as a member of the corporate governance and nominating committee, the audit committee, and as chair of the compensation committee, of Energous Corporation (NASDAQ: WATT), a developer of scalable, over-the-air wireless power networks. Mr. Patel holds an M.B.A. from Santa Clara University, an M.S. in Computer Science and Engineering from Arizona State University, and a B. Tech in Electronics and Communications Engineering from National Institute of Technology in Warangal, India.

In connection with Mr. Patel's appointment, the Company and Mr. Patel have entered into an offer letter dated May 19, 2025 (the “Offer Letter”) and the Board has approved the terms of his compensation under the Offer Letter. The following is a summary of the terms and conditions of his employment as contained within the Offer Letter: (i) an annual base salary of $800,000; (ii) an annual incentive bonus target equal to 125% of his base salary, with a maximum annual bonus incentive award of 200%; (iii) a one-time sign on cash bonus of $1,850,000, 100% of which is subject to clawback should he voluntarily resign within one year and 50% of which is subject to clawback should he voluntarily resign within two years of the Effective Date; and (iv) equity awards valued at $10 million (the "Equity Awards"), divided equally among Restricted Stock Units (“RSUs”), Market Stock Units (“MSUs”) and Performance Stock Units (“PSUs”); as well as a supplemental equity award of RSUs with an aggregate value of $5 million (the "Supplemental Equity Award"), to make him whole as a result of Qualcomm equity that he will forfeit, all to be granted on July 17, 2025 (the “Grant Date”). The Equity Awards vest as follows: all RSUs vest equally over a three-year period, with the first tranche vesting on the first anniversary of the Grant Date and the remaining RSUs vesting in equal quarterly installments thereafter. Any earned PSUs vest over a three-year period, with one third vesting on August 17, 2026, and the remaining PSUs for which the performance criteria has been met vesting in equal quarterly installments thereafter. The earned MSUs will cliff vest in the third year on August 17, 2028. The Supplemental Equity Award vests as follows: 25% vests on December 17, 2025; 25% vests on July 17, 2026; 6.25% vests on October 17, 2026; 6.25% vests on December 17, 2026; and the remaining 37.5% vests in six equal quarterly installments throughout 2027 and the first half of 2028. All vesting of the Equity Awards and the Supplemental Equity Award is subject to Mr. Patel’s continued service to the Company through each applicable vesting date.

The Board also approved the terms of the severance benefits to be provided to Mr. Patel under the Synaptics Incorporated Change in Control and Severance Agreement entered into between Mr. Patel and the Company effective as of the Effective Date (the "Severance Agreement"). The Severance Agreement provides that in the event that Mr. Patel’s employment with the Company is terminated by the Company "without cause" or by Mr. Patel for "good reason" as defined in the Severance Agreement (each a "Covered Termination") Mr. Patel shall receive (a) a payment equal to 1.5 times his annual base salary, (b) 100% of his target bonus for the fiscal year in which the termination occurs, (c) COBRA premiums paid for him and his dependents for a period of 18 months following the termination date (unless and until he receives coverage under a new employer's plan), and (d) acceleration of vesting of RSUs and PSUs (at target for those PSUs for which the performance period has not been determined) if termination occurs within 24 months of the Effective Date, and acceleration of vesting of RSUs for 12 months if termination occurs any time thereafter. The Severance Agreement also provides that if Mr. Patel experiences a Covered Termination in connection with a Change in Control of the Company, he shall receive (a) a payment equal to 2 times his annual base salary, plus (b) 200% of his target bonus for the fiscal year in which the termination occurs, and (c) acceleration of vesting of all outstanding RSUs and PSUs (at target for those for which the performance period has not been determined). He also will receive the same 18-month COBRA coverage on the same terms previously referenced. All MSUs shall vest in all events in accordance with the terms of the award agreements. All such severance is subject to his execution of the Company's standard release in the form attached to the Severance Agreement.

The Company has also entered into an indemnification agreement with Mr. Patel, effective as of the Effective Date, the current version of which has been previously filed by the Company on a Form 8-K dated April 18, 2025.

Other than the Offer Letter, there are no arrangements or understandings between Mr. Patel and other persons pursuant to which Mr. Patel was appointed as a member of the Board, effective as of the Effective Date. Mr. Patel does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 21, 2025, the Company issued a press release announcing Mr. Patel’s appointment as President and Chief Executive Officer and as a director, effective as of the Effective Date. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated May 19, 2025 by and between Rahul Patel and Synaptics Incorporated
10.2	Change in Control and Severance Agreement by and between Rahul Patel and Synaptics Incorporated
99.1	Press Release, dated May 21, 2025
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	May 21, 2025	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary